                                             Registration No. 333-
                                                                  --------------
      As filed with the Securities and Exchange Commission on July 17, 1998
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                        ADVANCED MARKETING SERVICES, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                    95-3768341-9
 --------------------------------                       ------------------
 (State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                         Identification No.)

 5880 Oberlin Drive, Suite 400, San Diego, California                92121
 ----------------------------------------------------             -----------
 (Address of Principal Executive Offices)                          (Zip Code)

                          Employee Stock Purchase Plan
                          ----------------------------
                            (Full title of the plan)

                           Charles C. Tillinghast, III
                        Advanced Marketing Services, Inc.
           5880 Oberlin Drive, Suite 400, San Diego, California 92121
                                 (619) 457-2500
          -------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copy to: Theodore H. Latty, Esq.
                            Hughes Hubbard & Reed LLP
                             350 South Grand Avenue
                       Los Angeles, California 90071-3442

                                    CALCULATION OF REGISTRATION FEE

      Title of
     Securities            Amount          Proposed Maximum          Proposed           Amount of
       to be                to be           Offering Price       Maximum Aggregate     Registration
     Registered          Registered*          Per Share**        Offering Price**          Fee
-----------------------------------------------------------------------------------------------------
   Common Stock,
     par value         100,000 shares           $15.30              $1,530,000           $464.00
  $.001 per share
-----------------------------------------------------------------------------------------------------

* This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

** The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, and are based on 85% of the average of the high and low sale prices of the Common Stock on July 14, 1998, as quoted on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

               The following documents filed by Advanced Marketing Services, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

               (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1998; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to
         Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including without limitation the information set forth under Item 5 of the Company's Report on Form 8-K dated July 25, 1991, filed under Section 13 of the Exchange Act.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

               Not applicable.

Item 5.  Interests of Named Experts and Counsel

               Not applicable.

Item 6.  Indemnification of Directors and Officers

               Under its Certificate of Incorporation and Bylaws, the Company is required to indemnify its directors and officers to the fullest extent authorized by Delaware law. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") currently permits indemnification of a corporate officer or director against expenses and other liabilities if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Company, indemnification shall not be made in respect of any claim, issue or matter as to which the officer or director shall have been found liable to the Company unless and only to the extent that the court in which such action was brought determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses (but not other liabilities) as the court shall deem proper. To the extent that a person is successful on the merits or otherwise in defense of certain actions, the Delaware GCL requires the Company to indemnify the person for his actual and reasonable expenses incurred in connection with such defense. Under the Delaware GCL and the Bylaws, the Company may advance expenses of such a person in defending an action, provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Company if it is ultimately determined that the person is not entitled to be indemnified against such expenses. Consistent with such statutory provisions, the Company generally enters into written indemnity agreements with its executive officers and directors.

               In certain circumstances, certain provisions of the General Corporation Law of the State of California (the "California GCL"), including provisions relating to the indemnification of officers and directors, may be applicable to the affairs of the Company to the exclusion of the Delaware GCL. In such event, the Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by California law. The requirements of the California GCL relating to the indemnification of officers and directors are similar in material respects to the requirements of Delaware law described above.

               The provisions of the Delaware GCL and the California GCL relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act").

               The plan to which this Registration Statement relates requires the Company to indemnify the board of directors or the committee administering the plan against liabilities, costs and expenses which may be incurred in connection with the administration of the plan, with respect to actions taken by them in good faith.


Item 7.  Exemption from Registration Claimed

               Not applicable.


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




Item 8.  Exhibits

Number       Description                               Method of Filing
------       -----------                               ----------------

4.1          Certificate of Incorporation, as          Incorporated by reference from the
             amended, of the Company                   Company's Report on Form 8-K for July
                                                       25, 1991, filed October 18, 1991

4.2          Bylaws, as amended, of the Company        Incorporated by reference from the
                                                       Company's Report on Form 8-K for July
                                                       25, 1991, filed October 18, 1991

4.3          Employee Stock Purchase Plan              Filed herewith

5.1          Opinion of Hughes Hubbard & Reed LLP      Filed herewith

23.1         Consent of Arthur Andersen LLP            Filed herewith

23.2         Consent of Hughes Hubbard & Reed LLP      Contained in Exhibit 5.1

24.1         Powers of Attorney                        Filed herewith



Item 9.  Undertakings

(a)   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the

      Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES


               THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of July, 1998.

                                   ADVANCED MARKETING SERVICES, INC.



                                   By:   /s/  Charles C. Tillinghast, III
                                         ---------------------------------------
                                              Charles C. Tillinghast, III
                                              Chairman of the Board



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 17th day of July, 1998.


Signature                                           Capacity
---------                                           --------


                      *                             Chairman of the Board and Director
------------------------------------------
       Charles C. Tillinghast, III



                      *                             Chief Executive Officer and Director
------------------------------------------          (principal executive, financial, and
            Michael M. Nicita                       accounting officer)



                      *                             Director
------------------------------------------
            Loren C. Paulsen



                      *                             Director
------------------------------------------
           Robert F. Bartlett

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

Signature                                           Capacity
---------                                           --------



                      *                             Director
------------------------------------------
             Lynn S. Dawson



                      *                             Director
------------------------------------------
            James A. Leidich



                      *                             Director
------------------------------------------
            Trygve E. Myhren



                      *                             Director
------------------------------------------
           E. William Swanson



*   By:  /s/  Charles C. Tillinghast, III,
         ----------------------------------
         for himself and as authorized by
         Power of Attorney filed as
         Exhibit 24.1 to this Registration
         Statement

                                  EXHIBIT INDEX


Number      Description                       Method of Filing                          Page
------      -----------                       ----------------                          ----
4.1         Certificate of Incorporation,     Incorporated by reference from the         --
            as amended, of the Company        Company's Report on Form 8-K for July
                                              25, 1991, filed October 18, 1991

4.2         Bylaws, as amended, of the        Incorporated by reference from the         --
            Company                           Company's Report on Form 8-K for July
                                              25, 1991, filed October 18, 1991

4.3         Employee Stock Purchase Plan      Filed herewith                              9

5.1         Opinion of Hughes Hubbard &       Filed herewith                             19
            Reed LLP

23.1        Consent of Arthur Andersen LLP    Filed herewith                             21

23.2        Consent of Hughes Hubbard &       Contained in Exhibit 5.1                   --
            Reed LLP

24.1        Powers of Attorney                Filed herewith                             22